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                                                                     EXHIBIT 4.3




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NORTH CAROLINA                                     FIRST AMENDMENT TO THE
                                                     CENTURA BANKS, INC.
NASH COUNTY                                              401(k) PLAN


         THIS AMENDMENT, made and entered into as of the ___ day of December, 1995, by and between CENTURA BANKS, INC., CENTURA BANK, CENTURA SECURITIES, INC. and CENTURA INSURANCE SERVICES, INC., each an entity organized under the laws of the State of North Carolina (hereinafter collectively referred to as the "Employer"), and CENTURA BANK, a banking association having trust powers in North Carolina (the "Trustee");

                                   WITNESSETH:

         WHEREAS, the Employer has previously established and adopted the Centura Banks, Inc. 401(k) Plan (the "Plan"), as most recently amended and restated effective January 1, 1994, for the benefit of its eligible employees; and

         WHEREAS, the Employer reserves the right to amend or modify the Plan at any time; and

         WHEREAS, the Employer desires to amend the Plan (i) to require each participant who desires a distribution in employer stock to affirmatively elect distribution in the form of employer stock if fewer than 50 shares would be distributed to such participant; (ii) to make conforming changes to the Plan's hardship provisions; (iii) to provide for full vesting of each participant's Employer Prior Discretionary Contribution Account and consolidation of such account with the participant's Rollover Account; (iv) to provide that employees of Cleveland Federal Bank ("Cleveland") who become employed by the Employer effective as of the date of acquisition of such company by the Employer, shall be credited with all Years of Service completed with Cleveland for purposes of vesting and eligibility under the Plan; (v) to provide that employees of First Southern Bancorp, Inc. and First Southern Savings Bank, SSB ("First Southern") who become employed by the Employer effective as of the date of acquisition of such company by the Employer, shall be credited with all Years of Service completed with First Southern for purposes of vesting and eligibility under the Plan; (vi) to provide for the reallocation of forfeitures each quarter only to participants who make Employee Deferrals under the Plan for such quarter of the Plan Year; and (vii) effective January 1, 1996, to permit Employee Deferrals of up to 15% of Compensation;

         NOW, THEREFORE, in consideration of the premises and the acts and covenants hereinafter set forth, the Employer and Trustee covenant and agree that the Centura Banks, Inc. 401(k) Plan shall be amended, subject to Internal Revenue Service approval, as follows:



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         1.       A new paragraph shall be added to the end of Section
2.20 of the Plan, which reads as follows:

                  "Effective January 1, 1996, each Participant's, Inactive Participant's or Beneficiary's Employer Prior Discretionary Contribution Account shall become fully vested and nonforfeitable and shall be consolidated with and maintained under such Participant's, Inactive Participant's or Beneficiary's Employee Rollover Contribution Account."

         2. A new sentence shall be added to the end of Section 2.27, which reads as follows:

         "Effective January 1, 1996, `Forfeiture shall' mean the divested portion of a Participant's Employer Matching Contribution Account and Employer Stock Ownership Account."

         3. Subsection 2.49(h) of the Plan is amended, effective March 30, 1995, by adding "Cleveland Federal Bank" to the Acquired Bank section of the chart, and further adding "Date of Hire" under the Vesting, Participation and Eligibility for Early Retirement columns of the chart, so that former employees of Cleveland, who would have otherwise satisfied the eligibility requirements of the Plan on March 30, 1995, and who are employed by the Employer immediately after the acquisition shall become Participants of the Plan on such date.

         4. Subsection 2.49(h) of the Plan is amended, effective June 2, 1995, by adding "First Southern Savings Bank, SSB" to the Acquired Bank section of the chart, and further adding "Date of Hire" under the Vesting, Participation and Eligibility for Early Retirement columns of the chart, so that former employees of First Southern, who would have otherwise satisfied the eligibility requirements of the Plan on June 2, 1995, and who are employed by the Employer immediately after the acquisition shall become Participants of the Plan on such date.

         5. The first paragraph of Section 4.1 shall be deleted in its entirety and a new first paragraph is inserted in lieu thereof, which reads as follows:

                  "For each Plan Year commencing prior to January 1, 1996, a Qualified Employee who has met the requirements of Section 3.1 may elect to defer between .5% and 10% of his Compensation in .5% increments during the Plan Year for which the election is being made. Effective for Plan Years beginning on and after January 1, 1996, a Qualified Employee who has met the requirements of Section 3.1 may elect to defer between .5% and 15% of his Compensation in .5% increments during the Plan Year for which the election is being made."



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         6.       A new sentence shall be added to the end of the last
paragraph of Section 5.4, which reads as follows:

         "Notwithstanding the foregoing, and effective for distributions made on and after January 1, 1996, if the number of shares of Employer Stock to be distributed would be fewer than fifty (50), the Participant shall be paid in cash unless the Participant affirmatively elects a distribution in the form of Employer Stock."

         7. New language shall be added to the end of Paragraph (c) of Article 7, which reads as follows:

         "Notwithstanding the foregoing, and effective as of January 1, 1996, each Participant shall be fully vested in his Employer Prior Discretionary Contribution Account, and such Account shall thereafter be consolidated with such Participant's Employee Rollover Contribution Account."

         8. Section 8.3 of the Plan shall be amended effective as of January 1, 1996, by deleting the last paragraph in its entirety and inserting a new last paragraph, which reads as follows:

                  "Any portion of a Participant's Employer Matching Contribution Account and Employer Stock Ownership Account which is not vested under
         Article 7 shall be forfeited upon the first to occur of five consecutive one-year Breaks in Service or the end of the quarter after the distribution of the Participant's entire vested interest in all of his accounts. Any Forfeiture shall be used first to restore forfeited account balances in accordance with Section 8.4, and the balance, if any, shall be allocated among Participants who have made Employee Deferrals under the Plan for the quarter in the same proportion that each of these Participants' Compensation bears to the total Compensation of all of these Participants for such quarter. In the event a Forfeiture occurs in an account containing Employer Stock, such stock shall be forfeited only after other assets. Notwithstanding the foregoing, in the event of a Forfeiture from an Employer Stock Ownership Account, the portion of such Forfeiture originating from Employer contributions used to finance an Exempt Loan shall, if such Exempt Loan remains outstanding at the time of such Forfeiture, be allocated only among those Participants who are the intended beneficiaries of such Exempt Loan, and shall be allocated without regard to whether such Participants have made Employee Deferrals."

         9. Section 8.7 of the Plan is deleted in its entirety and a new Section 8.7 is inserted in lieu thereof, which reads as follows:


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                  "Section 8.7 Hardship Distributions. In case of hardship, any
         Participant may apply to the Committee for distribution of all or a portion of the value of his Employee Deferral Account as of December 31, 1988, plus any subsequent deferrals, all or a portion of his vested Employer Matching Contribution Account, his Employee Voluntary Contribution Account, or his Employee Rollover Contribution Account. As used in this Section, a "hardship" will be deemed to exist if the distribution is necessary in light of immediate and heavy financial needs of the Participant and if funds to alleviate such financial needs are not reasonably available from other resources of the Participant.

                  "A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                  (a) Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), provided that such expenses need not be incurred if a distribution is necessary to obtain medical care.

                  (b) Purchase (excluding mortgage payments) of a principal residence for the Participant.

                  (c) Payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents.

                  (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (e) Such other needs as may be allowable under the Code or Treasury Regulations, revenue rulings, notices and other documents of general applicability.

                  "A distribution deemed to be necessary to satisfy an immediate and heavy financial need of a Participant is not reasonably available from other resources of the Participant if all of the following requirements are satisfied:

                  (a) The distribution is not in excess of the immediate and heavy financial need of the Participant,


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                           including any amounts necessary to pay any federal,
                           state or local income tax or penalties reasonably anticipated to result from such distribution.

                  (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

                  (c) The Plan, and all other plans maintained by the Employer, provides that the Participant's elective deferrals and employee contributions will be suspended for at least twelve months after receipt of the hardship distribution.

                  (d) The Plan, and all other plans maintained by the Employer, provides that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                  "If the Committee, based on the above standards, reasonably determines a hardship exists or is imminent, it may direct the distribution of hardship benefits as of the Adjustment Date coincident with or next succeeding the determination of hardship; provided, that interim payments may be made if necessary as determined and made on a uniform basis. The hardship distribution shall be made in a lump sum payment and shall not cause a suspension of Employer contributions, unless otherwise required as a condition of receiving such distribution.

                  "The amount of any hardship distribution under this Section
         8.7 shall not exceed the lesser of:

                  (a) An amount as determined by the Committee to be sufficient to alleviate the hardship, including amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from such distribution; or

                  (b) The value of the Participant's Employee Deferral Account as of December 31, 1988, plus any Employee deferrals after that date plus the value of his vested Employer Matching Contribution Account, his Employee Voluntary Contribution Account, and his Employee Rollover Contribution Account.


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                  "The hardship withdrawal first must come from the
         Participant's Employee Voluntary Contribution Account, then from his Employee Rollover Contribution Account, then from his vested Employer Matching Contribution Account, then from his Employee Deferral Account. Such withdrawals shall reduce the Participant's investment funds on a pro-rata basis.

                  "Any Participant who receives a hardship withdrawal under the Plan shall be suspended from making future deferrals to the Plan until the Entry Date next following a lapse of twelve months from the date of the hardship distribution. Such Participant's deferrals for the taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit under Code Section 402(g) for such next taxable year, less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                  "The Committee shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances and shall make any rules, regulations, prescribe the use of such forms, and any other powers it deems necessary to properly carry out the provisions and intent of this Section."

         10. A new sentence shall be added to the end of the second paragraph of Section 9.1 of the Plan, which reads as follows:

         "Effective January 1, 1996, each Participant's Employer Prior Contribution Account shall become fully vested and nonforfeitable and shall be consolidated with such Participant's Employee Rollover Contribution Account."

         11. Effective January 1, 1996, Section 9.3(b)(13) of the Plan shall be deleted in its entirety and a new subparagraph (13) shall be inserted in lieu thereof, which reads as follows:

         "(13) Forfeitures: There shall be added to the Employer Matching Contribution Account and Employer Stock Ownership Account of each Participant who has made Employee Deferrals under the Plan during the quarter and who is employed on the last day of the quarter or who retired, died or became disabled during the quarter, a proportionate share of any Forfeitures originating from the sources listed above in this Section 9.3(b)(13) determined pursuant to Article 7, in the same ratio that his Compensation for the quarter bears to the total Compensation of all Participants eligible to share in such allocation for the quarter. Provided, however, in the event of a forfeiture from an


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                           Employer Stock Ownership Account, the portion of such
                           forfeiture originating from Employer contributions used to finance an Exempt Loan shall, if such Exempt Loan remains outstanding at the time of such forfeiture, be allocated only among those Participants who are the intended beneficiaries of such Exempt Loan."




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         IN WITNESS WHEREOF, the Employer and Trustee have each caused this instrument to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                            EMPLOYER:

                                            CENTURA BANKS, INC.
ATTEST:

(Corporate Seal)

____________________________        By:________________________________
         Secretary                               President


                                            CENTURA BANK
ATTEST:

(Corporate Seal)

____________________________        By:________________________________
         Secretary                                President


                                            CENTURA SECURITIES, INC.
ATTEST:

(Corporate Seal)

____________________________        By:________________________________
         Secretary                                 President


                                            CENTURA INSURANCE SERVICES, INC.
ATTEST:

(Corporate Seal)

____________________________         By:________________________________
         Secretary                                 President





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                                    TRUSTEE:

                                  CENTURA BANK
ATTEST:

(Corporate Seal)

____________________________         By:________________________________
         Secretary                                 President



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